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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-111466, 333-111467, 333-111469 and 333-116114 on Form S-8 and Registration Statement No. 333-122215 on Form S-3 of our reports dated March 6, 2006, relating to the consolidated financial statements and financial statement schedules of The DIRECTV Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating the change in the Company's method of accounting for subscriber acquisition, upgrade and retention costs and a change in the Company's presentation of it's consolidated statements of cash flows to present separate disclosure of cash flows from operating, investing and financing activates of discontinued operations) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The DIRECTV Group, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 6, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM